EXHIBIT 10.36
AMENDMENT NO. 2 AND WAIVER
AMENDMENT NO. 2 AND WAIVER (this “Amendment and Waiver”), dated as of October 28, 2011, to that certain Credit Agreement, dated as of May 24, 2010 and as amended on July 12, 2010 (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among Wendy’s Restaurants, LLC (f/k/a Wendy’s/Arby’s Restaurants, LLC), a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, Citicorp North America, Inc. as Syndication Agent and L/C Issuer and Wells Fargo Bank, National Association, as Documentation Agent and L/C Issuer.
W I T N E S S E T H :
WHEREAS, the Borrower and its Subsidiaries have proposed to enter into the following transactions (collectively, as well as any ancillary steps reasonably required to accomplish the following transactions, the “Transactions”):

•	Wendy’s International, Inc. (“WII”) will contribute its international franchise contracts to Wendy’s Global, Inc.;

•
WII and Wendy’s Global, Inc. will form a limited liability company (the “LLC”), which will be treated as a partnership for tax purposes, by each contributing assets in exchange for Equity Interests of the LLC; WII will contribute certain foreign exploitation rights of the Wendy’s brand and other intangible property and Wendy’s Global, Inc. will contribute its franchise contracts as well as the franchise contracts formerly held by WII and the Equity Interests of Wendy’s Singapore Pte. Ltd. (which owns approximately 49% of the Equity Interests in Wendy’s Japan LLC);

•
WII will sell and contribute Wendy’s Restaurants of Canada, Inc. (“WROC”) and WII’s foreign subsidiaries to the LLC in exchange for a promissory note (“Note 1”) and additional Equity Interests of the LLC;

•	WII will distribute Note 1 to the Borrower;

•	The Borrower will make a loan of not to exceed approximately 100.0 million Canadian dollars to the LLC in exchange for a promissory note (“Note 2”);

•	The LLC will make a loan of not to exceed approximately 100.0 million Canadian dollars to WROC in exchange for a promissory note (“Note A”);

•	WROC will make a cash distribution of not to exceed approximately 100.0 million Canadian dollars to the LLC, which distribution will be used to repay Note 2;

•	The LLC will form a new single-member limited liability company (“NewCo LLC 1”);

•	The LLC and NewCo LLC 1 will form a flow-through limited partnership entity for Canadian tax purposes (“Canada LP”) with a de minimis capital contribution;

•	The LLC will acquire a shell Dutch entity (“New Dutch BV”);

•	The LLC will sell its Equity Interests in WROC and Note A to New Dutch BV in exchange for two promissory notes, Note B1 and Note B2;

•	The LLC will contribute the Equity Interests of New Dutch BV and Notes B1 and B2 to Canada LP in exchange for Equity Interests of Canada LP;

•	The LLC will form a new single-member limited liability company (“NewCo LLC 2”) with a de minimis capital contribution;

•	The LLC and NewCo LLC 2 will form an entity in the Netherlands (“New Dutch CV”) with a de minimis capital contribution;

•	The LLC will contribute the Equity Interests of Wendy’s Singapore Pte. Ltd., Wendy’s Restaurants (Asia) Limited and Wendy’s Old Fashioned Hamburger Restaurants Pty. Ltd. to New Dutch CV;

•	The LLC will contribute its Equity Interest in Canada LP and NewCo LLC 1 to New Dutch CV in exchange for additional Equity Interests of New Dutch CV; and

•
New Dutch CV will contribute the Equity Interests of Wendy’s Singapore Pte. Ltd., Wendy’s Restaurants (Asia) Limited and Wendy’s Old Fashioned Hamburger Restaurants Pty. Ltd. to Canada LP in exchange for additional Equity Interests of Canada LP.

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrower and the Required Lenders agree to the amendment and waiver of the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Amendments. Subject to the satisfaction of the conditions set forth in Section Three hereof:
(i)    The definition of “Investment” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in value.”
(ii)    Section 1.02(d) of the Credit Agreement is hereby amended by adding the parenthetical “(including the Permitted Amount)” after the words “in compliance with a ratio” and before the words “shall be permitted”.

(iii)    Section 1.03(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “In addition, if at any time any change in GAAP would cause a re-characterization of operating leases of the Borrower and its Subsidiaries as Capitalized Leases, or cause such operating leases to be accounted for as Capitalized Leases, the Borrower shall have the right to elect, exercised by providing written notice to the Administrative Agent, to ignore such re-characterization or accounting change and to continue to treat such leases as operating leases for all purposes under this Agreement, including, without limitation, the calculation of any financial ratios and the definition of Indebtedness.”
(iv)    Section 2.05 of the Credit Agreement is hereby amended by amending and restating clause (b)(i) thereof as follows:
“(i)    Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) (without giving effect to the proviso in such section) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) 50% of Excess Cash Flow for, in the case of the fiscal year ending January 2, 2011, the six-month period beginning July 5, 2010 and ending January 2, 2011 and in the case of each fiscal year thereafter for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Term Loans and Revolving Credit Loans prepaid pursuant to Sections 2.05(a)(i) and the aggregate amount of cash utilized to prepay Term Loans pursuant to Section 2.05(c) during the applicable period or during the period after such period but before the Excess Cash Flow payment is due and made so long as not deducted in the following fiscal year and, with respect to a prepayment of Revolving Credit Loans, such prepayment is accompanied by a permanent reduction of the applicable Commitment (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided that for each fiscal year after the fiscal year ended January 2, 2011, the percentage of Excess Cash Flow required to be applied as a prepayment will be subject to the following stepdowns: (i) 25% if the Borrower’s Consolidated Senior Secured Leverage Ratio as of the end of the fiscal year or period covered by such financial statements is less than 1.4:1.0 and greater than or equal to 1.25:1.0 as of the end of such fiscal year or period and (ii) 0% if the Borrower’s Consolidated Senior Secured Leverage Ratio as of the end of the fiscal year or period covered by such financial statements is less than 1.25:1:0 as of the end of such fiscal year or period.”.
(v)    Section 2.05 of the Credit Agreement is hereby amended by amending and restating clause (b)(ii) thereof as follows:
“(ii)    Subject to clause (vii) below, if the Borrower or any of its Restricted Subsidiaries Disposes of any property pursuant to Section 7.05(g), (m), (n) or (o) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds within five (5) Business Days following upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section

2.05(b)(ii), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or within five (5) Business Days following the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, the Borrower or such Restricted Subsidiary may (A) reinvest all or any portion of such Net Cash Proceeds in Permitted Reinvestments so long as within 360 days after the receipt of such Net Cash Proceeds (or 540 days if within 360 days of the receipt of such Net Cash Proceeds the Borrower or such Restricted Subsidiary enters into a binding agreement to reinvest such Net Cash Proceeds), such reinvestment shall have been consummated or (B) elect to have any or all of such Net Cash Proceeds applied to a reinvestment in Permitted Reinvestments that occurred not more than 270 days prior to the date of receipt of such Net Cash Proceeds (as certified by the Borrower in writing to the Administrative Agent); provided, further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested or which the Borrower or such Restricted Subsidiary decides not to so reinvest shall be applied within five (5) Business Days to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).”.
(vi)    Section 2.05 of the Credit Agreement is hereby amended by amending and restating clause (b)(iv) thereof as follows:
“(iv)    Subject to clause (vii) below, upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries, and not otherwise included in clause (ii) or (iii) of this Section 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within five (5) Business Days after receipt thereof by the Borrower or such Restricted Subsidiary (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided, however, that with respect to any proceeds of insurance, condemnation or casualty awards (or payments in lieu thereof), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or within five (5) Business Days following receipt of such insurance proceeds or condemnation awards (provided that no notice shall be required to be delivered to the Administrative Agent unless such proceeds exceed $5,000,000)), and so long as no Event of Default shall have occurred and be continuing, the Borrower or such Restricted Subsidiary may apply such cash proceeds within 360 days after the receipt thereof (or 540 days if within 360 days of the receipt of such Net Cash Proceeds the Borrower or such Restricted Subsidiary enters into a binding agreement to reinvest such Net Cash Proceeds) to make a Permitted Reinvestment; and provided, further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested or which the Borrower or such Restricted Subsidiary decides not to so reinvest shall be applied within five (5) Business Days to the prepayment of the Loans as set forth in this Section 2.05(b)(iv).”.
(vii)    Section 6.01 of the Credit Agreement is hereby amended by amending and restating clause (d) thereof as follows:

“(d)    Within the time frames for delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) (and without giving effect to the provisos in such sections), a separate schedule displaying a consolidating balance sheet and statements of income and cash flows separating out each Unrestricted Subsidiary (which shall be required only if Borrower has, or during the relevant period, had any Unrestricted Subsidiaries) certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the information set forth therein in a manner consistent with the Borrower’s internal consolidating schedules that support the consolidated financial statements of Borrower and its Restricted Subsidiaries referred to above.”.
(viii)    Section 6.02 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof as follows:
“(b)    within the time frames for delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b) (and without giving effect to the provisos in such sections), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or chief accounting officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); (ii) a copy of management’s discussion and analysis with respect to such financial statements (which shall be deemed provided by the filing with the SEC by the Borrower or Parent of a Form 10-Q or Form 10-K containing the MD&A required by applicable SEC rules); and (iii) if applicable, notice of any proposed Specified Equity Contribution;”.
(ix)    Section 6.02 of the Credit Agreement is hereby amended by amending and restating clause (j) thereof as follows:
“(j)    within the time frames for delivery of financial statements pursuant to Section 6.01(a) (without giving effect to the proviso in such section), deliver to the Administrative Agent a Perfection Certificate Supplement (or a certificate confirming that there has been no change in information since the date of the Perfection Certificate or latest Perfection Certificate Supplement), signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent;”.
(x)    Section 7.02(b) of the Credit Agreement is hereby amended by adding the words “purchase price or” after the words “under deferred” and before the word “compensation”.
(xi)    Section 7.03 of the Credit Agreement is hereby amended by amending and restating clause (f) thereof as follows:

“(f)    Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03(f) and any replacement or modification thereof; provided that any replacement or modification involving an increase in the aggregate amount of any such Investment as of the date hereof shall be deemed an Investment not permitted by this clause (f) to the extent (but only to the extent) of such increase;”.
(xii)    Section 7.03(g)(i) of the Credit Agreement is hereby amended by adding the word “applicable” after the words “shall comply with the” and before the words “requirements of Section 6.12”.
(xiii)    Section 7.03(q) of the Credit Agreement is hereby amended by adding the parenthetical “(measured at the time of incurrence or making of any such Investment)” directly after the words “on a Pro Forma Basis”.
(xiv)    Section 7.05 of the Credit Agreement is hereby amended by deleting the words “or enter into any agreement to make any Disposition” in the introduction thereto.
(xv)    Section 9.11(b) of the Credit Agreement is hereby amended by adding the words “and the Security Agreement” after the words “under the Guaranty” and before the words “if such Person”.
SECTION TWO - Limited Waiver. Subject to the satisfaction of the conditions set forth in Section Three hereof, the Required Lenders hereby (i) consent to the Transactions, as well as any change thereto or deviation therefrom that is reasonably required to accomplish the goals of the Transactions to the extent such change or deviation is (x) not material and (y) not adverse to the Lenders, (ii) waive the applicability of Sections 2.05(b)(ii), 2.05(b)(iii), 7.02, 7.03, 7.04, 7.05 and 7.08 of the Credit Agreement to the Transactions and (iii) agree that none of the baskets in the above-referenced sections of the Credit Agreement shall be deemed utilized in connection with the Transactions. In addition, the Required Lenders hereby waive (i) any requirement that the Loan Parties pledge or grant any Lien on more than 65% of the Equity Interests of the LLC, (ii) any requirement that the LLC pledge or grant any Lien on Note A, Note B1, Note B2, or any of the Equity Interests of NewCo LLC 1 or NewCo LLC 2, (iii) any requirement that NewCo LLC 1 become a Guarantor or pledge or grant any Lien on any of its assets and (iv) any requirement that NewCo LLC 2 pledge or grant any Lien on any of its Equity Interests in New Dutch CV (it being understood that the LLC will pledge 65% of the Equity Interests of New Dutch CV).
SECTION THREE - Conditions to Effectiveness. This Amendment and Waiver shall become effective when, and only when, the Administrative Agent shall have received a counterparts of this Amendment and Waiver executed by the Required Lenders and the Borrower and an acknowledgment of this Amendment and Waiver executed by each Guarantor. The effectiveness of this Amendment and Waiver (other than Sections Six, Seven and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof.

SECTION FOUR - Representations and Warranties; Covenants. The Borrower represents and warrants to the Administrative Agent and the Lenders that both before and after giving effect to this Amendment and Waiver, (x) no Default has occurred and is continuing; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document that has been furnished at any time under or in connection with any Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date, and except that, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.
SECTION FIVE - Reference to and Effect on the Credit Agreement. On and after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment and Waiver. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION SIX - Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and Waiver and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION SEVEN - Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.
SECTION EIGHT - Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered as of the day and year first above written.
WENDY’S RESTAURANTS, LLC

By:	/s/ Daniel T. Collins Name: Daniel T. Collins Title: SVP and Treasurer

Accepted and Agreed:
BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Adam Cady
Name:    Adam Cady
Title:    Managing Director

Accepted and Agreed:

OLDEMARK LLC
THE NEW BAKERY CO. OF OHIO, INC.
WENDY’S GLOBAL, INC.
WENDY’S GLOBAL SERVICES, INC.
WENDY’S SUPPORT CENTER, LLC
WENDY’S INTERNATIONAL, INC.
WENDY’S OF DENVER, INC.
WENDY’S OF N.E. FLORIDA, INC.
WENDY’S OLD FASHIONED HAMBURGERS OF NEW YORK, INC.
WENDY’S RESTAURANTS OF NEW YORK, LLC

By: /s/ Daniel T. Collins
Name:    Daniel T. Collins
Title:    SVP and Treasurer